UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 13, 2024

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 Langhorne Newtown Road, Suite 300
Langhorne, PA 19047
(Address of principal executive offices, including zip code)

(512) 614-1848

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SVRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 13, 2024, Savara Inc. (the “Company”) entered into a Master Services Agreement (the “Agreement”) with Fujifilm Diosynth Biotechnologies UK Limited, Fujifilm Diosynth Biotechnologies Texas, LLC, and Fujifilm Diosynth Biotechnologies U.S.A., Inc. (collectively, “Fujifilm”), pursuant to which Fujifilm will continue to provide development and manufacturing services related to active pharmaceutical ingredient for the Company’s molgramostim product candidate in accordance with the terms of separate scope of work agreements to be entered into by the parties. In conjunction with execution of the Agreement, the Company executed Scope of Work #03 between the parties, under which Fujifilm will perform a manufacturing campaign for Process Performance Qualification of the active pharmaceutical ingredient of molgramostim.

The Agreement includes standard and customary provisions regarding, among other things, confidentiality, intellectual property, limitations on liability, indemnification obligations, compliance with laws, and dispute resolution. The Agreement will continue until it is terminated by the Company or Fujifilm, which either party may do upon three months’ notice if no activities under a scope of work are in process. The Company may terminate activities under a scope of work at any time by providing written notice, subject to the payment of termination fees, as well as payment for services performed and non-cancelable costs. The Agreement and any scope of work may also be terminated by either party due to a material uncured breach by the other party, and Fujifilm may terminate for certain unforeseen technical issues.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2024		SAVARA INC.
a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance
Chief Financial & Administrative Officer